  Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement, dated November 13, 2020 (the "Termination Agreement"), between Canntab Therapeutics Limited (“Canntab”) and Exactus, Inc., (“Exactus” and together with Canntab, the “Parties”).

WHEREAS, the Parties entered into a non-exclusive distribution and profit sharing agreement dated November 19, 2019 (the “Distribution Agreement”);

WHEREAS, the Parties entered into a supply agreement dated November 19, 2019 (the “Supply Agreement”);

WHEREAS, the Parties have mutually agreed to terminate the Distribution Agreement and Supply Agreement on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Subject to the terms and conditions of this Termination Agreement, the Distribution Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except for any rights and obligations of the Parties that are expressly designated under Sections 10(D), 16, 17, 18 and 31 of the Distribution Agreement to survive the termination of the Distribution Agreement.

2. Subject to the terms and conditions of this Termination Agreement, the Supply Agreement is hereby terminated as of the Termination Date. From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except for any rights and obligations of the Parties that are expressly designated under Sections 8 and 10 of the Supply Agreement to survive the termination of the Supply Agreement.

3. In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, related corporations or entities, officers, directors, shareholders, members, limited partners, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, related corporations or entities, employees, officers, directors, shareholders, members, limited partners, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, manner of actions, causes of action, proceedings, suits, losses, liabilities, rights, debts, dues, duties, sums of money, accounts, obligations, costs, expenses, liens, bonds, bills, covenants, contracts, controversies, complaints, indemnities, entitlements, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, of every kind and nature whatsoever or howsoever arising, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or in equity, in contract or in tort (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the Distribution Agreement or Supply Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination.

4. This Termination Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

5. This Termination Agreement and each of the terms and provisions hereof, may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

6. This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement on the date first written above.

EXACTUS, INC.

By: /s/ Emiliano Aloi
Name: Emiliano Aloi
Title: Interim Chief Executive Officer

CANNTAB THERAPEUTICS LIMITED

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Chief Financial Officer